SUPPLEMENT NO. 5 TO THE
SECURITY AGREEMENT (TERM CREDIT)

SUPPLEMENT NO. 5 dated as of August 30, 2010, to the Security Agreement dated as of July 6, 2007, as previously supplemented (the “Security Agreement”), among Dollar General Corporation, a Tennessee corporation (the “Borrower”), each subsidiary of the Borrower listed on Annex A thereto (each such subsidiary individually a “Subsidiary Grantor” and, collec- tively, the “Subsidiary Grantors”; the Subsidiary Grantors and the Borrower are referred to col- lectively herein as the “Grantors”), and Citicorp North America, Inc., as collateral agent (in such capacity, the “Collateral Agent”) under the Credit Agreement referred to below.

A.

Reference is made to that certain Credit Agreement, dated as of July 6, 2007 (as the same may be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”) among the Borrower, the lenders or other financial institutions or entities from time to time party thereto (the “Lenders”), Citicorp North America, Inc., as Administrative Agent and Collateral Agent.

B.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.

C.

The Grantors have entered into the Security Agreement in order to induce the Administrative Agent, the Collateral Agent and the Lenders to enter into the Credit Agree- ment and to induce the Lenders to make the Loans to the Borrower under the Credit Agreement and to induce one or more Hedge Banks to enter into Secured Hedge Agreements with the Bor-rower and/or its Subsidiaries.

D.

Section 9.11 of the Credit Agreement and Section 8.13 of the Security Agreement provide that each Subsidiary of the Borrower that is required to become a party to the Security Agreement pursuant to Section 9.11 of the Credit Agreement shall become a Grantor, with the same force and effect as if originally named as a Grantor therein, for all purposes of the Security Agreement upon execution and delivery by such Subsidiary of an instrument in the form of this Supplement.  The undersigned Subsidiary (“New Grantor”) is executing this Supplement in accordance with the requirements of the Security Agreement to become a Subsidiary Grantor under the Security Agreement in order to induce the Lenders to make additional Loans and as consideration for Loans previously made.

Accordingly, the Collateral Agent and the New Grantors agree as follows:

SECTION 1.

In accordance with Section 8.13 of the Security Agreement, New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof.  In furtherance of the foregoing, New Grantor, as security for the payment and performance in full of the Obligations, does here- by bargain, sell, convey, assign, set over, mortgage, pledge, hypothecate and transfer to the Col-

lateral Agent for the benefit of the Secured Parties, and hereby grants to the Collateral Agent for the benefit of the Secured Parties, a security interest in all of the Collateral of such New Grantor, in each case whether now or hereafter existing or in which it now has or hereafter acquires an interest.  Each reference to a “Grantor” in the Security Agreement shall be deemed to include New Grantor.  The Security Agreement is hereby incorporated herein by reference.

SECTION 2.

New Grantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general equitable principles.

SECTION 3.

This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other elec- tronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Supplement signed by all the parties shall be lodged with the Collateral Agent and the Borrower.  This Supplement shall become effective as to New Grantor when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such New Grantor and the Collateral Agent.

SECTION 4.

Such New Grantor hereby represents and warrants that (a) set forth on Schedule I hereto is (i) the legal name of such New Grantor, (ii) the jurisdiction of incorpora- tion or organization of such New Grantor, (iii) the identity or type of organization or corporate structure of such New Grantor and (iv) the Federal Taxpayer Identification Number and organi- zational number of such New Grantor and (b) as of the date hereof (i) Schedule II hereto sets forth, in all material respects, all of New Grantor’s material Copyright Licenses, (ii) Schedule III hereto sets forth in all material respects, in proper form for filing with the United States Copy- right Office, all of New Grantor’s Copyrights (and all applications therefor), (iii) Schedule IV hereto sets forth in all material respects all of New Grantor’s material Patent Licenses, (iv) Sche- dule V hereto sets forth in all material respects, in proper form for filing with the United States Patent and Trademark Office, all of New Grantor’s Patents (and all applications therefor), (v) Schedule VI hereto sets forth in all material respects all of New Grantor’s material Trademark Licenses and (vi) Schedule VII hereto sets forth in all material respects, in proper form for filing with the United States Patent and Trademark Office, all of New Grantor’s Trademarks (and all applications therefor).

SECTION 5.

Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6.

THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.

Any provision of this Supplement that is prohibited or unenforcea- ble in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibit- tion or unenforceability without invalidating the remaining provisions hereof and in the Security

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Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidation or render unenforceable such provision in any other jurisdiction.  The parties hereto shall endea- vor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with va- lid provisions the economic effect of which comes as close as possible to that of the invalid, il- legal or unenforceable provisions.

SECTION 8.

All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement.  All communications and notices he- reunder to New Grantor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 13.2 of the Credit Agreement.

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IN WITNESS WHEREOF, New Grantor and the Collateral Agent have duly ex-ecuted this Supplement to the Security Agreement as of the day and year first above written.

RETAIL PROPERTY INVESTMENTS, LLC

By:	Dollar General Corporation,
Sole Member

	By:	/s/ Wade Smith
Wade Smith, Treasurer

CITICORP NORTH AMERICA, INC., as
Collateral Agent

By:	/s/ Miles D. McManus
Name: MILES D. McMANUS
Title: Vice President and Director

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SCHEDULE I
TO SUPPLEMENT NO. 5 TO THE
SECURITY AGREEMENT

COLLATERAL

Legal Name	Jurisdiction of Incorporation or Organization	Type of Organization or Corporate Structure	Federal Taxpayer Identification Number and Organizational Identification Number

Retail Property Investments, LLC	Delaware	Single-member, Board of Managers-managed Limited Liability Company	FEIN: State ID No.

SCHEDULE II
TO SUPPLEMENT NO. 5 TO THE
SECURITY AGREEMENT

MATERIAL COPYRIGHT LICENSES

NONE

SCHEDULE III
TO SUPPLEMENT NO. 5 TO THE
SECURITY AGREEMENT

COPYRIGHTS

Registered Own- er/Grantor	Title	Registration Number
NONE

SCHEDULE IV
TO SUPPLEMENT NO. 5 TO THE
SECURITY AGREEMENT

MATERIAL PATENT LICENSES

NONE

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SCHEDULE V
TO SUPPLEMENT NO. 5 TO THE
SECURITY AGREEMENT

PATENTS

NONE

SCHEDULE VI
TO SUPPLEMENT NO. 5 TO THE
SECURITY AGREEMENT

MATERIAL TRADEMARK LICENSES

NONE

SCHEDULE VII
TO SUPPLEMENT NO. 5 TO THE
SECURITY AGREEMENT

TRADEMARKS

Domestic Trademarks
Registered Own- er/Grantor	Trademark	Registration No.	Application No.
NONE

Foreign Trademarks
Registered Own- er/Grantor	Trademark	Registration No.	Application No.	Country
NONE